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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Cisco Systems, Inc. of our report dated August 10, 1999 relating to the consolidated financial statements, which appears in Cisco Systems, Inc.'s 1999 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K/A for the year ended July 31, 1999. We also consent to the incorporation by reference of our report dated August 10, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated August 10, 1999, except as to the pooling of interest transactions as described in Note 3b which is as of November 24, 1999, relating to the supplementary consolidated financial statements of Cisco Systems, Inc. which appears in the Current Report on Form 8-K/A dated February 3, 2000. We also consent to the incorporation by reference of our report dated August 10, 1999 except as to the stock split as described in Note 8e, which is as of March 22, 2000, and the pooling of interest transactions as described in Note 3b, which is as of June 23, 2000, relating to the supplementary consolidated financial statements of Cisco Systems, Inc. which appears in the Current Report on Form 8-K/A-1 dated August 4, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
September 19, 2000